UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Report as of February 11, 2005
(Events as of February 9, 2005)

GENERAL BINDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-2604
(Commission File Number)

36-0887470
(I.R.S. employer identification No.)

One GBC Plaza,
Northbrook, Illinois 60062
(Address of principal executive offices, including zip code)

(847) 272-3700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communicaitons pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.140d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Conditions.

On February 9, 2005, General Binding Corporation issued a press release announcing its earnings for the three months and one year periods ended December 31, 2004.  A copy of that release is furnished as Exhibit 99.1 to this report.

The information in this Current Report on Form-8K is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific referrence in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1  Press release dated February 9, 2005 of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

                                                                                                                          GENERAL BINDING CORPORATION

                                                                                                                           By: /s/ Steven Rubin
                                                                                                                                   Steven Rubin
                                                                                                                                   Vice President, Secretary &
                                                                                                                                   General Counsel
                                                                                                                                   February 11, 2005

EXHIBIT INDEX

Exhibit No.        Exhibit Description

99.1                    Press release dated February 9, 2005 of the Registrant.

Exhibit 99.1

GBC REPORTS 4th QUARTER AND FULL YEAR 2004 RESULTS
Improved Earnings and Debt Reductions

Northbrook, IL, February 9, 2005 -- General Binding Corporation (Nasdaq: GBND) today announced results for the fourth quarter and full year 2004, reflecting improvements in earnings and debt levels despite continued pricing pressures.

Fourth quarter net sales totaled $191.2 million, an $8.9 million or 4.9% increase over the fourth quarter of 2003. The 39.0% quarterly gross profit margin was down 1.5% from the prior year, reflecting the impact of pricing pressures and increased raw material costs. "The conditions we saw throughout the first three quarters of 2004 continued into the last quarter," said Mr. Dennis Martin, the Company's Chairman, President and CEO. "Several of our businesses achieved strong results while others continued to experience pricing pressures. The weak US dollar continued to positively impact our results on a year over year basis."

Pretax income for the fourth quarter was $10.3 million, net of $0.9 million restructuring and other charges, compared to pretax income in the fourth quarter last year of $4.7 million which included $6.0 million restructuring and other charges. Net earnings totaled $6.6 million for the quarter, or $0.39 per diluted share, an improvement over the $(0.19) loss per share reported for the same period of 2003. The Company reduced net debt by $9.5 million in the fourth quarter.

For the year, the Company reported net sales of $712.3 million, up $14.4 million, or 2.1% from the prior year. In 2004, pretax income was $23.9 million, net of $2.5 million restructuring and other charges, a significant improvement over the $4.4 million of pretax income reported in 2003, which included restructuring and other charges of $15.8 million. Net earnings totaled $14.8 million in 2004, or $0.88 per share compared to a $(0.20) per share net loss in 2003. During 2004, the Company reduced its net debt by $9.8 million to $282.6 million.

"This year's market environment was competitive, and it emphasized the importance of our strong foundation," Mr. Martin said. "While it did not turn out to be the exemplary year we had thought possible, we made significant progress, most notably in our Industrial and Print Finishing Group ("IPFG"). From a historical perspective, GBC had its most profitable year since 1998 and our year-end debt levels are the lowest they have been since 1996. Looking ahead, we must continue to simplify and develop our company to be flexible in order to make the most of our resources and be able to adjust to changing markets."

4th Quarter and Full Year 2004 Results

4th Quarter 2004 Results

Financial results for the quarter include the following highlights:

    Sales totaled $191.2 million, up $8.9 million or 4.9% from the fourth quarter of 2003. Robust growth in IPFG was partially offset by decreased sales in the Commercial and Consumer Group ("CCG"). Favorable foreign exchange rates were responsible for the Europe Group's increased sales. International sales within CCG and IPFG were also positively affected by exchange rate fluctuations.
    The Company's gross profit margin decreased by 1.5 percentage points to 39.0% compared to the fourth quarter of the prior year due to pricing pressures and increased raw material costs, particularly at CCG.
    Selling, service and administrative expenses were up $1.3 million, reflecting improvements that were more than offset by the unfavorable impact of foreign exchange rate changes on international expenses.
    Total segment operating income was $17.9 million, down 2.3% from the same period in 2003. Strong results at IPFG and the Europe Group were offset by a decrease in CCG operating income.
    Current quarter restructuring and other charges totaled $0.9 million, representing an impairment of the Company's remaining investment in GMP Co., Ltd. ("GMP"). In 2003, fourth quarter restructuring and other charges totaled $6.0 million, related to a plant closing and reduction in force as well as a non-cash charge for impairment of the Company's investment in GMP.
    Interest expense totaled $5.8 million, down $1.5 million, a significant decrease from the prior year.
    Income tax expense was $3.8 million for the quarter.
    Net income totaled $6.6 million or $0.39 per share for the quarter, compared to a net loss last year of $(0.19) per share.
    Total net debt at the end of the year, adjusted for cash and equivalents, was $282.6 million, down $9.5 million from the amount outstanding at the end of the third quarter.

Full Year 2004

    Sales for the year totaled $712.3 million, up $14.4 million, or 2.1%, from 2003. A sales decline in CCG due to pricing pressures was more than offset by strong growth in IPFG's digital print finishing and commercial films businesses. Increased Europe Group sales were primarily due to changes in foreign exchange rates.
    The Company's gross profit margin decreased by 1.1 percentage points in 2004 to 38.9%. This decrease reflects the impact of pricing pressures in the office products and commercial films markets, as well as increased raw material costs.
    Selling, service and administrative expenses were roughly flat in 2004 at $225.6 million. Reduced Corporate expenses offset increases within each of the three business groups attributable to the adverse effect of foreign exchange rates on international expenses and higher sales.
    Equity in earnings from joint ventures was $1.3 million in 2004, principally due to strong results from the Company's joint venture in Australia.
    Total segment operating income was $53.0 million, down $1.7 million, or 3.0% compared to last year. Increased income in IPFG and Europe, and reduced Corporate operating expenses were more than offset by reduced operating income at CCG.
    The results for the year included restructuring and other charges of $2.5 million, compared to $15.8 million in 2003.
    Interest expense for the year was $25.9 million, down $8.5 million from 2003 due to lower interest rates on the Company's borrowings as a result of the June 2003 debt refinancings, as well as lower average borrowings during the year.
    Income tax expense was $9.1 million for the year, compared to $7.6 million in 2003.
    Net income of $0.88 per share was reported in 2004, compared to a net loss of $(0.20) per share in 2003.
    Total net debt decreased by $9.8 million in 2004.

Conference Call

On February 10, 2004, at 10:00 a.m. Central Time, GBC's management will host a conference call to discuss the Company's fourth quarter and full year 2004 results. The live presentation and an archived replay will be available via an internet webcast and can be accessed from the investor relations section of GBC's website at http://www.gbc.com or from www.streetevents.com.

GBC is a world leader in products that bind, laminate, and display information enabling people to accomplish more at work, school and home. GBC's products are marketed in over 100 countries under the GBC, Quartet, and Ibico brands. These products are designed to help people enhance printed materials and organize and communicate ideas.

This press release includes forward-looking statements involving uncertainties and risks, and there can be no assurance that actual results will not differ from the Company's expectations. The words "should," "believes," "anticipates," "plans," "may," "expects" and other expressions that indicate future events and trends identify forward-looking statements. Factors that could cause materially-different results include, among other things, competition within the office products and lamination film products markets, effects of general economic conditions, the restructuring activities associated with the integration and go-to-market strategies of the Company's business units, the ability of the Company's distributors to successfully market the Company's products and other risks described in the Company's filings with the S.E.C. The Company assumes no obligation to update its forward-looking statements.

Contact: Tony Giuliano, Treasurer and Director, Investor Relations
                (847) 291-5451
                inv-rel@gbc.com (E-mail)
                www.gbc.com (GBC's website)

			Exhibit A to
		2004 Q4 Earnings Release

GENERAL BINDING CORPORATION
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2004
(Amounts in Thousands except Per Share Amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
CONSOLIDATED SUMMARY OF INCOME	2004	2003	2004	2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$ 191,164	$ 182,231	$ 712,318	$697,908
Cost of sales:
Product cost of sales, including development
and engineering	116,621	108,468	434,908	418,665
Selling, service and administrative	56,188	54,873	225,631	224,552
Equity (earnings) losses from joint ventures	483	593	(1,267)	(12)
Restructuring and other:
Restructuring	-	1,313	851	11,102
Other	850	4,679	1,690	4,697
Interest expense	5,848	7,317	25,923	34,408
Other expense, net	834	275	706	156
Income before taxes	10,340	4,713	23,876	4,368
Income tax expense	3,788	7,820	9,114	7,630
Net income (loss)	$ 6,552 ======	$ (3,107) =====	$ 14,762 ======	$ (3,262) =======
Earnings (loss) per share:
Basic	$ 0.40 =====	$ (0.19) ====	$ 0.91 =====	$ (0.20) =====
Diluted	$ 0.39 =====	$ (0.19) ====	$ 0.88 =====	$ (0.20) =====

Avg. common shares outstanding (basic)	16,210	16,013	16,171	15,978
Avg. common shares outstanding (diluted)	16,804	16,013	16,839	15,978

				Exhibit B to
			2004 Q4 Earnings Release

GENERAL BINDING CORPORATION
SEGMENT INFORMATION
(Amounts in Thousands)
		Net Sales		Net Sales
		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2004	2003	2004	2003
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

	Commercial and Consumer Group	$ 118,675	$ 120,388	$ 447,011	$ 460,243
	Industrial and Print Finishing Group	42,471	34,973	157,447	137,064
	Europe	30,018	26,870	107,860	100,601
	Total	$ 191,164 =======	$ 182,231 =======	$ 712,318 =======	$ 697,908 =======

		Segment		Segment
		Operating Income (1)		Operating Income (1)
		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2004	2003	2004	2003
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

	Commercial and Consumer Group	$ 13,822	$ 17,778	$ 48,142	$ 59,211
	Industrial and Print Finishing Group	5,815	3,968	21,563	17,965
	Europe	3,638	3,406	6,880	6,085
	Unallocated corporate items	(5,403)	(6,855	(23,539	(28,548)
	Total	$ 17,872 ======	$ 18,297 ======	$ 53,046 ======	$ 54,713 ======

		Reconciliation of Segment Operating Income
		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2004	2003	2004	2003
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	Total segment operating income	$ 17,872	$ 18,297	$ 53,046	$ 54,713
	Interest expense	5,848	7,317	25,923	34,408
	Restructuring and other expenses	850	5,992	2,541	15,781
	Other expense	834	275	706	156
	Income before taxes	$ 10,340 =====	$ 4,713 =====	$ 23,876 =====	$ 4,368 =====
Notes:
(1)

Segment operating income is defined as net sales less product cost of sales, selling, service and adminstrative exepenses and equity in earnings of joint ventures.  Restructuring and other expenses are not included in segment results.  Additionally, certain expeneses of a corporate nature and certain shared expenses are not allocated to the business groups.

Exhibit C to
2004 Q4 Earnings Release

GENERAL BINDING CORPORATION
BALANCE SHEET
(Amounts in Thousands)
		December 31,	December 31,
CONDENSED BALANCE SHEET		2004	2003
Assets		(Unaudited)
Current assets:
Cash and equivalents		$ 6,259	$ 9,568
Receivables, net		141,445	128,391
Inventories, net		97,996	86,240
Other		29,629	33,914
Total current assets		275,329	258,113
Capital assets, net		84,693	94,986
Other assets		177,013	176,251
Total Assets		$ 537,035 =======	$ 529,350 =======

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable		$ 49,758	$ 51,253
Accrued liabilities		88,734	85,119
Notes payable and current maturities		33,713	19,995
Total current liabilities		172,205	156,367
Long-term debt less current maturities		255,165	282,019
Other long-term liabilities		35,578	36,755
Total stockholders' equity		74,087	54,209
	Total Liabilities and Stockholders' Equity	$ 537,035 =======	$ 529,350 =======

SELECTED FINANCIAL INFORMATION
(Amounts in Thousands)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Depreciation and amortization expense	$ 4,447 =====	$ 5,256 =====	$ 21,549 ======	$ 25,162 ======
Capital expenditures	$ 1,575 =====	$ 2,518 =====	$ 7,347 ======	$ 8,468 ======